UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

De cember 5, 2019 ( December 5, 2019 )
Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 5, 2019, Rio Properties, LLC (“Rio Properties”), a subsidiary of Caesars Entertainment Corporation (“Caesars”), completed the sale of certain assets of the Rio All-Suite Hotel & Casino to an affiliate of Dreamscape Companies (“Dreamscape”), a company owned and controlled by Eric Birnbaum, for $516.3 million (including certain fees, expenses and the seller financing described below), under the Purchase and Sale Agreement and Joint Escrow Instructions, dated September 20, 2019 (the “Purchase Agreement”), by and between Rio Properties and Dreamscape, which was previously announced in Caesars’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2019. Pursuant to the Purchase Agreement, Rio Properties and Dreamscape entered into the form lease agreement attached thereto (the “Lease”), under which Rio Properties has leased the property from Dreamscape for an initial term of two years at an initial annual rent amount of approximately $45 million and will continue to operate the property subject to the terms and conditions of the Lease. Dreamscape will have a one-time renewal option to extend the term of the Lease for up to an additional twelve months for a maximum fee of approximately $7 million.

In connection with the completion of the sale, Caesars provided $40 million of financing for the purchase price to an affiliate of Dreamscape, pursuant to the seller financing terms previously disclosed with respect to the Purchase Agreement.

The foregoing does not purport to be a complete description of the terms and conditions of the Purchase Agreement and the Lease, and is qualified in its entirety by reference to the Purchase Agreement and the Lease, copies of which were filed with the SEC as exhibits to Caesars’ Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

On December 5, 2019, Caesars issued a press release announcing the foregoing transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “expect,” “intend,” “may,” “continue” and “will” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: potential adverse reactions or changes to business, customer, management or employee relationships, including those resulting from the announcement or completion of the contemplated transactions; the possibility that the anticipated operating results and other benefits of the contemplated transactions are not realized when expected or at all; shutdown costs or transition costs at the end of the term of the Lease; local risks including proximate competition, potential competition, customer retention, legislative risks, and local relationships; and other factors described from time to time in our reports filed with the SEC.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: December 5, 2019	By:	/s/ Renee Becker
	Name:	Renee Becker
	Title:	Vice President and Chief Counsel - Corporate & Securities, Assistant Secretary